Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-99377) of Longview Fibre Company of our report dated January 5, 2005 relating to the financial statements, which appear in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
January 13, 2005